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                                  EXHIBIT 32.02

                                  CERTIFICATION
                   PURSUANT TO 18 UNITED STATES CODE SS. 1350

The undersigned hereby certifies that the Quarterly Report on Form 10-Q for the First Quarter ended March 31, 2005 of Fisher Scientific International Inc. (the "Company") filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                /s/ Kevin P. Clark
                                -----------------------------
                                Kevin P. Clark
                                Chief Financial Officer
                                Date: May 10, 2005